                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                      TELEPHONE: (813)223-1535               ONE TAMPA CITY CENTER
FRANK N. FLEISCHER                       TELECOPIER: (813)223-3070            201 NORTH FRANKLIN STREET
   LINA ANGELICI                         INTERNET: sf2700@aol.com                    SUITE 2700
  AMY LETTELLEIR                                                                  TAMPA, FLORIDA 33602
CYNTHIA C. ELLIS



                                December 9, 1998
                                                                       Exhibit 5

Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

         Re:      Form S-8 Registration

Gentlemen:

         We are acting as counsel for Raymond James Financial, Inc., a Florida corporation (the "Company"), in connection with the proposed offer by the Company of up to 1,500,000 shares of the Company's Common Stock (the "Shares) pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Plan"). Such shares are covered by the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission. We are rendering this opinion as of the date hereof.

         We have examined, among other things, the Certificate of Incorporation and By-Laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the Shares have been legally authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plan will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ William J. Schifino

                                            William J. Schifino
                                            For the Association
WJS/amh